UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 9, 2010

ORIENT PAPER, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Nansan Gongli, Nanhuan Road Xushui County, Baoding City Hebei Province, The People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 312-8605508

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

Item 2.01           Completion of Acquisition or Disposition of Assets.

On April 9, 2010, Hebei Baoding Orient Paper Milling Company Limited, the operating entity of Orient Paper, Inc., a Nevada corporation (the “Company”), entered into a definitive equipment purchase agreement (“the Agreement”) with Henan Qinyang First Paper Machine Limited to purchase a corrugating medium paper production line with an annual production capacity of 360,000 tons for a purchase price of RMB 190.0 million (approximately $27.8 million).  With the signing of the Agreement, a deposit of RMB 38.0 million (approximately $5.6 million) has been applied toward the first installment of the total purchase price. The remainder of the payment will be made in additional installments in commensuration with the progress made on equipment installation in the next six months.  A copy of the Agreement is being filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01.          Regulation FD Disclosure.

On April 12, 2010, the Company issued a press release announcing the acquisition described in Items 1.01 and 2.01 above.  A copy of the press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement for Machineries and Equipment, dated April 9, 2010, by and Hebei Baoding Orient Paper Milling Company Limited and Henan Qinyang First Paper Machine Limited (translated).

99.1	Press release dated April 12, 2010, issued by Orient Paper, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2010

ORIENT PAPER, INC.

By:	/s/ Winston Yen
Winston Yen
Chief Financial Officer